UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2008 (November 6, 2008)
AIRVANA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33576	04-3507654

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

19 Alpha Road Chelmsford, MA	01824

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 250-3000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement
     On November 6, 2008, Airvana, Inc. (“Airvana”) entered into an agreement (the “Amendment”) with Nortel Networks Inc. (“Nortel”) amending certain provisions of the Development and Purchase and Sale Agreement for CDMA High Data Rate (1xEV-DO) Products, dated as of October 1, 2001, by and between Airvana and Nortel. Under the Amendment, Airvana and Nortel agreed to pricing for Airvana’s products and services, including pricing for Airvana’s subsequent 1xEV-DO software products and upgrades that are under development based upon mutually agreed specifications. Airvana expects to release such subsequent software products in 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airvana, Inc.
Date: November 10, 2008	By:	/s/ Jeffrey D. Glidden
Jeffrey D. Glidden
Vice President, Chief Financial Officer (Principal Financial Officer)